EXHIBIT 23.1








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                              CONSENT OF ATTORNEYS

      Reference is made to the Registration Statement of T2CN Holding Limited on Form SB-2 whereby certain shareholders of the Company propose to sell up to 8,091,503 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities to be sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.



                                       /s/ William T. Hart
                                       William T. Hart

Denver, Colorado
August 15, 2005